Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen California Select Tax-Free Income Portfolio
811-06623


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board
Members.

Voting results are as follows:

<c>Common shares

To approve a new investment management
agreement

   For
           2,622,002
   Against
                67,254
   Abstain
              109,813
   Broker Non-Votes
              928,210
      Total
           3,727,279


To approve a new sub-advisory agreement.


   For
           2,599,446
   Against
                87,293
   Abstain
              112,330
   Broker Non-Votes
              928,210
      Total
           3,727,279



Proxy materials are herein
incorporated by reference to the
SEC filing on June 16, 2014,
under Conformed Submission
Type DEF14A, accession
number 0001193125-14-236565.